UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 3, 2012, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of TE Connectivity Ltd. (“TE Connectivity”), issued $250,000,000 aggregate principal amount of its 1.600% Senior Notes due 2015 (the “2015 Notes”) and $500,000,000 aggregate principal amount of its 3.500% Senior Notes due 2022 (the “2022 Notes” and together with the 2015 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed as to payment by TE Connectivity. The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (File No. 333-171800) (the “Registration Statement”).  The net proceeds from the sale of the Notes were approximately $743.5 million after deducting the underwriters’ discount but before other expenses, and will be used for general corporate purposes, which includes funding a portion of the previously announced purchase of the outstanding share capital of Deutsch Group SAS and the repayment of debt, including TEGSA’s outstanding 6.00% senior notes due October 1, 2012 at their maturity.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of January 31, 2012, among TEGSA, as issuer, TE Connectivity, as guarantor, and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., in their capacity as representatives of the several underwriters (the “Underwriters”).  Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.  TEGSA sold the 2015 Notes to the Underwriters at an issue price of 99.446% of the principal amount thereof and the Underwriters offered the 2015 Notes to the public at a price of 99.796% of the principal amount thereof. TEGSA sold the 2022 Notes to the Underwriters at an issue price of 98.982% of the principal amount thereof and the Underwriters offered the 2022 Notes to the public at a price of 99.607% of the principal amount thereof.

The Notes are governed by an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, TE Connectivity, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented (i) with respect to the 2015 Notes, by a Sixth Supplemental Indenture dated as of February 3, 2012 (the “Sixth Supplemental Indenture”) and (ii) with respect to the 2022 Notes, by a Seventh Supplemental Indenture dated as of February 3, 2012 (the “Seventh Supplemental Indenture”) each among TEGSA, as issuer, TE Connectivity, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith.  The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by TE Connectivity (the “Guarantees”). The Notes of each series are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt, including each other series of Notes, and senior to any subordinated indebtedness that TEGSA may incur.

TEGSA may redeem some or all of the 2015 Notes at its option at any time at a redemption price equal to the greater of the principal amount of the 2015 Notes and a make-whole price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Prior to November 3, 2021 (three months prior to their maturity date), TEGSA may redeem some or all of the 2022 Notes at its option at any time at a redemption price equal to the greater of the principal amount of the 2022 Notes and a make-whole price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after November 3, 2021 (three months prior to their maturity date), TEGSA may redeem some or all of the 2022 Notes at its option at any time at a redemption price equal to 100% of the principal amount of the 2022 Notes plus accrued and unpaid interest, to, but excluding, the redemption date. TEGSA may also redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and TE Connectivity’s ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If TE Connectivity experiences a change of control and, as a result of that change of control, the Notes of a series are rated below investment grade by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Limited (or the equivalent under any successor rating categories of Standard and Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such series of Notes, TEGSA will offer to repurchase all of the Notes of that series at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to each series of Notes:

•      default in the payment of any installment of interest upon any such Notes, and continuance of such default for a period of 30 days; or

•      default in the payment of all or any part of the principal of or premium, if any, on any of such Notes; or

•      default in the performance, or breach, of any covenant or agreement of TE Connectivity or TEGSA in respect of such Notes and the related Guarantees (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the Securities and Exchange Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

•      the Guarantees shall for any reason cease to be, or shall for any reason be asserted in writing by TE Connectivity or TEGSA not to be, in full force and effect and enforceable in accordance with their terms except to the extent contemplated by the Indenture and such Guarantees; or

•      a court shall enter a decree or order for relief in respect of TEGSA or TE Connectivity in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•      TEGSA or TE Connectivity shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

•      an event of default shall happen and be continuing with respect to TEGSA’s or TE Connectivity’s indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or TE Connectivity shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

The foregoing descriptions of the Underwriting Agreement, the Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto, to the full text of the Indenture which was filed as Exhibit 4.1(a) to TE Connectivity’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007, to the full text of the  Sixth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and to the full text of the Seventh Supplemental Indenture, which is filed as Exhibit 4.2 hereto.  Each of the foregoing documents is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes, on February 3, 2012, the commitments of the lenders under the $700 million 364-Day Credit Agreement (the “Credit Agreement”), dated as of December 20, 2011 among TEGSA, as borrower, TE Connectivity, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner, and Deutsche Bank Securities Inc., as syndication agent, automatically terminated pursuant to Section 2.06 thereof, and the Credit Agreement is no longer effective as of February 3, 2012.

A description of the terms and conditions of the Credit Agreement was included in TE Connectivity’s Current Report on Form 8-K, filed on December 21, 2011, and is incorporated by reference herein.

Item 8.01.  Other Events.

On January 31, 2012, TE Connectivity issued a press release announcing the offering of the Notes by TEGSA.  A copy of the press release is filed as Exhibit 99.1 hereto.

In connection with the offering of the Notes, TE Connectivity is filing as Exhibits 5.1, 5.2 and 5.3 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of January 31, 2012, among Tyco Electronics Group S.A., TE Connectivity Ltd. and J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., in their capacity as representatives of the several underwriters

4.1	Sixth Supplemental Indenture, dated as of February 3, 2012, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee

4.2	Seventh Supplemental Indenture, dated as of February 3, 2012, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee

5.1	Opinion of Weil, Gotshal & Manges LLP

5.2	Opinion of Allen & Overy Luxembourg

5.3	Opinion of Bär & Karrer AG

99.1	Press Release dated January 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary

Date: February 3, 2012